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                                                                 Exhibit 10.3
                                AFFILIATION AGREEMENT

       This AFFILIATION AGREEMENT (this "Agreement") is entered into as of February 1, 1999 between JAMtv Corporation, a Delaware corporation ("JAMtv"), and Maher Publications, Inc., an Illinois corporation ("DOWNBEAT").

                                     RECITALS:

       A. DOWNBEAT and JAMtv desire to enter into the agreements described herein providing for the use of the Downbeat Content (including the contents of DOWNBEAT magazine and the Website at the Downbeat URL) on the Downbeat Website and on the JAMtv Music Network. Capitalized terms used in this Agreement have the meanings ascribed to them in Section 1 below.

       B. Subject to the satisfaction of the conditions precedent set forth herein and subject to the other terms and conditions set forth in this
Agreement:

       (i) JAMtv and DOWNBEAT will commence the creation and operation of the Downbeat Website and the integration of Downbeat Content into the JAMtv Music Network in accordance with the Launch Schedule;

       (ii) JAMtv will provide the JAMtv Hosting Services and present the Downbeat Content on the Downbeat Website;

       (iii) DOWNBEAT will deliver the Downbeat Content to JAMtv and grant the DOWNBEAT Licenses to JAMtv;

       (iv) DOWNBEAT will provide certain advertising and promotion services and opportunities to JAMtv in connection with DOWNBEAT magazine, as well as access to certain promotional programs;

       (v)    JAMtv will pay certain fees to DOWNBEAT based on Net
              Revenues; and

       (vi) from and after the Launch Date, among other things, the Downbeat URL will be integrated into and will point to the JAMtv Music Network.

       NOW, THEREFORE, in consideration of the Recitals (which are incorporated herein by this reference), the mutual promises contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, JAMtv and DOWNBEAT hereby agree as follows:

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              1.     DEFINED TERMS.  As used in this Agreement, the
       following capitalized terms shall have the meanings set forth below unless otherwise defined herein.

              "Archival Downbeat Content" means the archival and historical Downbeat Content or derivatives thereof which are or will be digitized, formatted, modified, recorded, or otherwise manipulated or stored by JAMtv to render such Downbeat Content suitable for use with the Downbeat Website in accordance with
       Section 2.

              "Confidential Information" means the trade secrets or other information of a confidential nature of a party hereto, including, without limitation, such information, arising from such party's business, customers, or Proprietary Rights, and whether or not owned by such party or held in confidence by such party under an obligation of confidentiality with a third party.

              "Default" means a default by a party under this Agreement as specified in Section 17.

              "Downbeat Content" means all of Downbeat's (a) copyrights, whether or not registered, registrations thereof, applications for registration thereof, and all secondary and subsidiary rights therein, (b) the Downbeat URL, service marks, trademarks, trade dress, registrations thereof, and applications for registration thereof, together with the goodwill symbolized thereby and connected therewith, (c) art, audiovisual works, animations, cartoons, characters, choreography, compilations, collective works, computer software and programs, data, designs, emblems, films, film clips, graphics, images, illustrations, likenesses, literary works, logos, motion pictures, musical compositions, music videos, performances, photographs, pictorial works, songs, song lyrics, sound recordings, scripts, screenplays, templates, text, video recordings, copyrightable subject matter, works of authorship, and other proprietary rights, (d) all rights under copyright and moral rights associated with the foregoing, (e) all renewals, extensions, continuations, derivative works, enhancements, improvements, modifications, updates, new releases or other revisions of the foregoing, (f) all publicity rights or privacy rights (or waivers or quitclaims thereof) of any person or entity, and (g) all rights corresponding to the foregoing throughout the world; all of the foregoing which any of DOWNBEAT or its employees, consultants or representatives has created or may hereafter create, has licensed or may hereafter license, or has acquired or may hereafter acquire, in any form and on any medium now known or hereafter developed, whether tangible, printed, recorded, digitized, fixed, stored, electronic, or otherwise


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       embodied; including, without limitation, the content of DOWNBEAT magazine and the rights of DOWNBEAT described on SCHEDULE 2 hereto.

              "Downbeat Merchandise" means merchandise (including without limitation books, magazine back issues, compact disks, and clothing) incorporating, embodying or displaying Downbeat Content or Downbeat Trademarks, and such other merchandise as may be selected by Downbeat in its reasonable discretion to be sold at the Downbeat Website.

              "Downbeat Trademarks" means the Downbeat URL and the trademarks, service marks and logos listed on SCHEDULE 3 hereto.

              "Downbeat URL" means the uniform resource locator
       'http://www.downbeatjazz.com' and any and all variations or extensions thereof used to identify or locate the Downbeat
       Website, including, without limitation, 'http://www.downbeat.com' to the extent rights to use such URL are obtained by Downbeat.

              "Downbeat Website" means the World Wide Website at the Downbeat URL (or any other of JAMtv's alternatively named interactive multimedia site(s) available on the Interactive Network featuring primarily Downbeat Content) and on which JAMtv shall after the Launch Date, pursuant hereto, place, broadcast, download, transmit, or distribute Downbeat Content (and JAMtv Content pursuant hereto), as updated, modified, or supplemented from time to time.

              "Downbeat Licenses" means the licenses and rights granted to JAMtv pursuant to this Agreement.

              "DOWNBEAT Magazine" means a reference to DOWNBEAT Magazine.

              "Interactive Network" means the Internet, the World Wide Web, and any other interactive electronic means of distribution or transmission now or hereafter known, including without limitation computer networks, cable networks, fiber optic networks, satellite networks, network dependent or enabled CDs, CD-ROMs and DVDs, and wireless interactive networks.

              "Initial Term" means the initial two (2) year term of this Agreement specified in paragraph (a) of Section 16.

              "JAMtv Content" means (exclusive of JAMtv's rights in the Downbeat Content) all of JAMtv's: (a) copyrights, whether or not registered, registrations thereof, applications for registration thereof, and all secondary and subsidiary rights therein, (b) service marks, trademarks, trade dress, registrations thereof, and applications for registration thereof, together with the goodwill symbolized thereby and connected therewith, (c) art, audiovisual works, animations, cartoons, characters, choreography, compilations, collective works, computer software and programs, data, designs, emblems, films, film clips, graphics, images, illustrations, likenesses, literary works, logos, motion pictures, musical compositions, music videos, performances, photographs, pictorial works, songs, song lyrics, sound recordings, scripts, screenplays, templates, text, video recordings, copyrightable subject matter, works of authorship, trade secrets (including without limitation customer and vendor lists), and other proprietary rights, (d) all rights under copyright and moral rights associated with the foregoing, (e) all renewals, extensions, continuations, derivative works, enhancements, improvements, modifications, updates, new releases or other revisions of the foregoing, (f) all publicity rights or privacy rights (or waivers or quitclaims thereof) of any person or entity, and (g) all rights corresponding to the foregoing throughout the world; all of the foregoing which any of JAMtv or its employees, consultants or representatives has created or may hereafter create, has licensed or may hereafter license, or has acquired or may hereafter acquire, in any form and on any medium now known or hereafter developed, whether tangible, printed, recorded, digitized, fixed, stored, electronic, or otherwise embodied. Without limiting the generality of the foregoing, JAMtv
       Content shall include original and licensed content which was developed or licensed by JAMtv (other than Downbeat Content) for use in connection with the Downbeat Website.

              "JAMtv Hosting Services" means the services provided by JAMtv in accordance with Section 2.

              "JAMtv Music Network" means the interactive multimedia site on the Interactive Network currently hosted by JAMtv at the JAMtv URL or any other location or site on the Interactive Network through which JAMtv places, broadcasts, downloads, transmits, or distributes JAMtv Content or, after the Launch Date, any Downbeat Content pursuant hereto, together with any affiliated radio station sites and participating venue or affiliate sites on the Interactive Network.

              "JAMtv URL" means the uniform resource locator
       'http://www.jamtv.com' and any and all extensions thereof.

              "Launch Date" means the completion date of the initial integration of the Downbeat Content into the Downbeat Website, as mutually accepted by JAMtv and DOWNBEAT.


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

              "Launch Schedule" means the tasks to be performed by JAMtv and DOWNBEAT to commence and consummate the integration of the Downbeat Trademarks and the Downbeat Content into the JAMtv Music Network and the Downbeat Website and the time line therefor, as such tasks and time line are more particularly described in
       Section 2 and on SCHEDULE 1.

              "Net Revenue" means total gross invoice amounts for sales of Downbeat Merchandise and sales of advertising or sponsorships directly attributable to or arising by reason of the Downbeat Website, less the following amounts to the extent directly attributable to the Downbeat Website:

                            (i) (A) actual amounts paid as
                     commissions, fees or similar fees or
                     compensation, and related costs paid to third party agencies in connection with the sale of advertisement or sponsorships, or (B) twenty percent (20%), in the event either JAMtv or Downbeat has sold the advertisement or sponsorship directly;

                            (ii) actual costs of Downbeat
                     Merchandise sold, the revenue relating to which is included in Net Revenues, and costs associated with the fulfillment of such sales of Downbeat Merchandise;

                            (iii)  the amounts expended by JAMtv
                     on in-store, point of sale, traditional
                     media, and similar promotions; and

                            (iv) cooperative advertising and
                     similar promotional amounts (such as credits, cash discounts, rebates, promotional allowances or similar items to customers), as well as any invoiced amounts for copies supplied for promotional purposes to the press, trade, sales representatives or potential customers.

       In determining Net Revenues, amounts invoiced or received by JAMtv in foreign currencies will be deemed converted into United States dollars at the average exchange rates used by JAMtv in its financial statements for the month of invoice or receipt, as appropriate.

              "Network Icon" means a printed icon or logo of type, style, and design to be mutually agreed upon between the parties for placement at


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       certain designated locations in DOWNBEAT magazine which will refer to related supplementary materials and multimedia assets available on the Downbeat Website in accordance with Section 7.

              "Proprietary Rights" means any copyright, trademark, trade name, trade dress, service mark, domain name, invention, discovery, patent, patent applications, trade secret, rights of publicity, and any other proprietary interests, including but not limited to rights in assets such as HTML and/or VRML code, CGI and/or Perl scripts, JavaScript code and Java code or applets and tools or techniques developed, page designs, layouts, graphic images, and/or styles, and page and/or form templates developed.

                     "Recoupable Amounts" means the amounts set forth in Paragraph 8 (c) that may be setoff or recouped against Net Revenue as provided in such paragraph.

              "Term" means the Initial Term or any Renewal Term.

              "Third Party Restrictions" means the restrictions imposed by third parties on DOWNBEAT's rights in Downbeat Content provided by third parties, as such restrictions are more particularly described in paragraph (b) of Section 4.

              2. JAMTV HOSTING SERVICES. JAMtv will install and host, at no cost to DOWNBEAT, the Downbeat Website on JAMtv's Internet servers in Chicago (or elsewhere). In accordance therewith, JAMtv will: (a) migrate and integrate Downbeat Content into the Downbeat Website and the JAMtv Music Network; (b) digitize and integrate existing and future Downbeat Content as it deems appropriate for use on the Downbeat Website; (c) maintain, support and further develop the Downbeat Website; and (d) at the direction of DOWNBEAT, promote and offer to sell Downbeat Merchandise on the Downbeat Website (provided that the fulfillment of all Downbeat Merchandise sold on the Downbeat Website shall be the sole responsibility of DOWNBEAT). JAMtv may, at any time, in its sole discretion after the Launch Date, change, expand, alter or redesignate the physical server(s) for the Downbeat Website and associated servers for the JAMtv Music Network as well as their physical locations in order to enhance, optimize, simplify, consolidate or otherwise integrate the performance and other operating characteristics of all of the sites on the Interactive Network which collectively constitute the JAMtv Music Network. If the quality of the primary features and functions of the Downbeat Website (including frequency of updates, breadth and depth of coverage, usability, etc.) are not least substantially equal to the analogous functions and features provided by JAMtv to its other sites on the JAMtv Music Network, e.g., the Rolling Stone Network, then DOWNBEAT may so notify JAMtv in writing of such deficiencies, including a description of how the Downbeat Website is deficient. Within thirty (30) days of receiving such notice, JAMtv will provide DOWNBEAT with a reasonable plan


                                     6

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for rectifying such deficiencies.  Such plan must be completed as soon as possible and in no event later than ninety (90) days after the date JAMtv received the notice of deficiency. Except as specifically set forth in this Agreement or as specifically agreed to by Downbeat, the services of JAMtv as they relate to the Downbeat Website shall be without additional charge.

       3. DOWNBEAT CONTENT. In accordance with and subject to the following terms and the terms more particularly described on SCHEDULE 2 attached hereto, DOWNBEAT will develop, create, acquire, deliver, and make available to JAMtv to the extent not prohibited by Third Party Restrictions, the Downbeat Content at no cost to JAMtv other than as expressly provided in this Agreement.

              (a) ACCESS AND DELIVERY. DOWNBEAT shall provide JAMtv, at reasonable times and from time to time, access to the facilities where Downbeat Content is or may be stored in order to access, copy, duplicate, digitize, retrieve, and utilize the Downbeat Content. DOWNBEAT shall provide JAMtv with reasonable assistance and technical support pursuant thereto including, without limitation, provision and shipping to JAMtv of recordings, CDs or other copies of the Downbeat Content or transmission thereof by electronic, satellite, Internet, or telecommunications means to JAMtv. JAMtv will have access to such new Downbeat Content to be published in DOWNBEAT magazine on or about the earlier of seven (7) days prior to the initial mailing of subscription copies of or seven (7) days prior to the initial distribution to newsstands of the issue of DOWNBEAT magazine in which such Downbeat Content is to appear. Notwithstanding the foregoing, the schedule for publication of such Downbeat Content on the Downbeat Website shall be mutually agreed upon by the parties. DOWNBEAT and JAMtv will provide to each other, at no cost to the other, access to and appropriate copies of statistics, charts, lists, sales figures, and other data related to activities on the Downbeat Website which each of them may obtain, purchase, develop or otherwise possess.

              (b) FORM. To the extent available, DOWNBEAT will provide JAMtv with (1) electronic, CD, or digital copies of Downbeat Content in server ready format and (2) color copies, of typeset quality, of all trademarks, service marks, design logos, and artwork comprising Downbeat Content. Archival Downbeat Content that is not in digital format may be provided or delivered in whatever form it is presently available.

              (c) ACQUISITION AND CREATION OF DOWNBEAT CONTENT. To the extent consistent with DOWNBEAT's agreements with contributors, writers, photographers, promoters, artists, musicians, and other originators, creators, owners, and licensors of Downbeat Content, DOWNBEAT will in good faith and with reasonable diligence develop, create, and acquire


                                     7

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       additional Downbeat Content on a basis consistent with past practices with respect to the creation or acquisition of content
       for DOWNBEAT magazine.   DOWNBEAT will, in good faith, use reasonable
       efforts to acquire such incremental or incidental rights necessary to use Downbeat Content on the Downbeat Website to which it does not otherwise have Proprietary Rights therein sufficient to permit such use, whenever an opportunity to acquire such rights arises by virtue of any contract negotiations or discussions between DOWNBEAT and any originator, creator, owner, or licensor (or any agent or manager thereof) of rights covered by the definition of Downbeat Content (including without limitation such rights relating to any literary, artistic, or photographic contribution, interview, live performance, or studio session); provided, however, that notwithstanding the foregoing, DOWNBEAT shall not be required to pay any additional amounts in order to secure such additional rights. DOWNBEAT shall promptly notify JAMtv upon DOWNBEAT's acquisition of any significant new Downbeat Content relating to jazz or blues music out of the ordinary course of business and, provided it possesses Proprietary Rights thereto sufficient to permit use thereof on the Downbeat Website, will make all such Downbeat Content readily available to JAMtv in accordance with paragraph (a) above; provided, however, that to the extent that DOWNBEAT in its reasonable judgment determines that such new Downbeat Content is best exploited by DOWNBEAT through media other than through the Interactive Network, e.g., sales of books or CDs, then DOWNBEAT will provide JAMtv such amount of the Downbeat Content for use on the Downbeat Website as it reasonably determines will not dilute Downbeat's economic exploitation of such Downbeat Content. DOWNBEAT will also assist JAMtv in identifying, soliciting and contracting with writers and other talent which the parties believe can make substantial contributions to the content on the Downbeat Website. DOWNBEAT and the DOWNBEAT magazine staff will assist JAMtv in developing new sections, areas, features, and other elements for the Downbeat Website including, without limitation, weekly events, photography, trivia, games and quizzes, personals and polls online, celebrity chats, music critics round tables, and gossip columns. In addition, DOWNBEAT and the DOWNBEAT magazine staff will assist
       JAMtv in developing new brand opportunities, products and services for items such as branded Downbeat Website webcasts for Yahoo, branded Downbeat Website interviews, and branded Downbeat Website online celebrity chats.

              (d) DOWNBEAT STAFFING. DOWNBEAT will maintain and make available a staff of sufficient size, experience and capability throughout the Term to meet its content production responsibilities under this Agreement. DOWNBEAT will direct appropriate senior members of the DOWNBEAT magazine staff to visit JAMtv offices in Chicago on a regular



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       basis to plan and coordinate the activities of the parties in providing the content for the Downbeat Website.

       4.     CONTENT LICENSE.

              (a) GRANT. Subject to the Third Party Restrictions, DOWNBEAT hereby grants to JAMtv for the Term only (as may be modified, extended or shortened pursuant hereto) an exclusive, irrevocable, paid-up and royalty-free worldwide license to and right to use and exploit the Downbeat Content (including without limitation through the reproduction, translation, printing, adaptation, modification, reformatting, publishing, alteration, digitizing, capturing, editing, cropping, combination, synchronization, exhibition, performance, display, and transmission thereof in any form and through any medium now known or later developed) in connection with the Downbeat Website and on the JAMtv Music Network, and the design, operation, distribution, display, transmission, marketing, advertising, and promotion thereof. Notwithstanding the foregoing, JAMtv shall limit the use of Downbeat Content on the JAMtv Music Network (other than the Downbeat Website itself) to items such as headlines, teasers, and links to the Downbeat Website, where the primary purpose of the use of such content is to drive additional traffic to the Downbeat Website. JAMtv agrees that it shall not use Downbeat Content on JAMtv's Rollingtone.com and TheSource.com websites without the prior written consent of DOWNBEAT.

              (b) THIRD PARTY RESTRICTIONS. JAMtv acknowledges that DOWNBEAT does not possess all of the Proprietary Rights necessary to provide and license certain Downbeat Content for use on the Downbeat Website because certain Downbeat Content is subject to Third Party Restrictions. DOWNBEAT will provide JAMtv with copies of documentation setting forth any Third Party Restrictions or will disclose to JAMtv the nature, duration, scope, and other material terms of any Third Party Restrictions in reasonable detail. Provided that DOWNBEAT has provided to JAMtv sufficient information regarding Third Party Restrictions and the permitted use of Downbeat Content subject thereto, JAMtv shall use such Downbeat Content in a manner consistent with such Third Party Restrictions. DOWNBEAT shall have no obligation to obtain all necessary rights to use such Downbeat Content in connection with the Downbeat Website unless it does so in the ordinary course of business in connection with DOWNBEAT magazine; provided that DOWNBEAT will in good faith use reasonable efforts to obtain such rights if JAMtv has previously consented in writing to pay the incremental reasonable out-of-pocket costs of DOWNBEAT associated therewith, which costs DOWNBEAT would not otherwise have incurred in the ordinary course of business for DOWNBEAT magazine.


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              (c)    FIRST OFFER TO JAMTV.  If DOWNBEAT is unable,
       despite its reasonable efforts, to acquire or license the rights covered by the definition of Downbeat Content pursuant to the preceding paragraphs, DOWNBEAT will reasonably cooperate with JAMtv to assist JAMtv in acquiring or licensing such rights.

              (d) DOWNBEAT URL. Subject to the licenses granted hereunder, DOWNBEAT shall at all times own the Downbeat URL.

       5.     TRADEMARK LICENSE.

              (a) GRANT. Subject to the terms and conditions of this Agreement, DOWNBEAT hereby grants to JAMtv for the Term only (as may be modified, extended or shortened pursuant hereto) an exclusive, irrevocable, paid-up and royalty-free right and license to use the Downbeat Trademarks and the Downbeat URL solely in connection with the Downbeat Website and the JAMtv Music Network and the design, operation, distribution, display, transmission, marketing, advertising and promotion of the Downbeat Website.

              (b) QUALITY CONTROL. DOWNBEAT shall have the right to exercise quality control over the Downbeat Content and JAMtv's use of the Downbeat Trademarks to that degree necessary, in the reasonable opinion of DOWNBEAT, to ensure a high quality product consistent with the editorial principles of DOWNBEAT, to maintain the validity and enforceability of the Downbeat Trademarks and to protect the goodwill associated therewith. JAMtv shall, in its design, operation, distribution, display, transmission, marketing, advertising and promotion of the Downbeat Website, adhere to such reasonable standards and specifications as shall be provided by DOWNBEAT to JAMtv from time to time.

                     (c) TRADEMARK USAGE. JAMtv shall use the Downbeat Trademarks in accordance with sound trademark and trade name usage principles and in material compliance with all applicable laws and regulations of the United States, including without limitation all laws and regulations relating to the maintenance of the validity and enforceability of the Downbeat Trademarks. JAMtv shall use, in connection with the Downbeat Trademarks, all legends, notices and markings as reasonably requested by Downbeat. Any use by JAMtv of Downbeat Content and Downbeat Trademarks shall be approved in final form by Downbeat. Failure by Downbeat to expressly approve or disapprove JAMtv's use of Downbeat Content and Downbeat Trademarks within two (2) business days of Downbeat's receipt from JAMtv of a request for approval of such


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       proposed usage of Downbeat Content and Downbeat Trademarks shall be deemed acceptance by Downbeat of such usage.

              (d) CONFORMANCE WITH STANDARDS. JAMtv shall, upon the request of DOWNBEAT, submit to DOWNBEAT representative samples of all publicly distributed advertising materials using the Downbeat Trademarks prior to their initial distribution. Within two (2) business days of Downbeat's receipt of the aforementioned representative samples, Downbeat may disapprove such representative samples for reasonable cause or basis. Failure by Downbeat to disapprove such representative samples within two (2) business days of Downbeat's receipt of them shall be deemed approval by Downbeat. Such advertising materials and Downbeat Content included on the Downbeat Website shall reasonably conform to the standards and specifications provided to JAMtv by DOWNBEAT, which shall not be more onerous than the standards of quality associated with DOWNBEAT magazine prior to the Launch Date.

              (e) COOPERATION. JAMtv shall comply with such other reasonable requests as are made by DOWNBEAT to enable DOWNBEAT to assure the quality of any materials on the Downbeat Website.
       JAMtv agrees that it shall cooperate with DOWNBEAT to avoid likely confusion or conflict arising out of DOWNBEAT's or any other licensee's simultaneous use of the Downbeat Trademarks in connection with other products or services outside of the Interactive Network.

              (f) DOWNBEAT URL. Subject to the licenses granted hereunder, DOWNBEAT shall at all times own the Downbeat URL.

       6.     ALLOCATION OF CREATIVE AND EDITORIAL CONTROL.

              (a) DOWNBEAT. DOWNBEAT shall have creative, editorial, and quality control over all content of the Downbeat Website (including the JAMtv Content to the extent provided below) which shall be subject to the final review and edit of the current editorial management of DOWNBEAT magazine. Without limiting the foregoing, the initial layout and design of the Downbeat Website site (as of the Launch Date) and any subsequent changes thereto shall be subject to the artistic approval of DOWNBEAT which shall not be unduly delayed or unreasonably withheld. Downbeat reserves the right to request JAMtv to remove or disable any image, description, or advertisement on the Downbeat Website if such content is deemed by Downbeat in its sole discretion to be objectionable for any reason. In the event Downbeat so requests, JAMtv shall, promptly upon demand by Downbeat, remove the objectionable content.


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              (b)    JAMTV.  Except as set forth in paragraph (a) above,
       JAMtv shall have editorial and creative control over the JAMtv Content contained in the Downbeat Website, subject to paragraph
       (d) of Section 5and subject to DOWNBEAT's creative and editorial control. In the event DOWNBEAT reasonably objects to any JAMtv Content on the Downbeat Website, DOWNBEAT shall provide JAMtv notice of its objection and the basis of such objection. JAMtv shall use commercially reasonable efforts exercised in good faith and in a timely matter to remove any objectionable JAMtv Content from the Downbeat Website. JAMtv may use the JAMtv trademarks on or in connection with the Downbeat Website solely to identify JAMtv as "producer," "distributor," "syndicator," or "host" of the Downbeat Website. JAMtv may, in its sole discretion, at any time, add, modify, change, delete, substitute or reschedule in whole or in part from time to time any and all aspects of the JAMtv Content, subject to paragraph (d) of Section 5.

       7.     PROMOTION AND ADVERTISING.

              (a) In accordance with and in consideration of the terms more particularly described on SCHEDULE 4 attached hereto, DOWNBEAT will in good faith promote the Downbeat Website, and the programming contained thereon. Such promotion duties shall include, without limitation, the preparation and inclusion in every issue of DOWNBEAT magazine of an editorial column to be written and edited by DOWNBEAT, as more fully described on
       SCHEDULE 4 attached hereto. DOWNBEAT will produce advertising copy for any commercial messages as DOWNBEAT uses to promote the foregoing. DOWNBEAT shall submit examples of all proposed advertisements and other promotional materials for the Downbeat Website to JAMtv for inspection, provided that DOWNBEAT will have the final right of approval with respect thereto.

              (b) DOWNBEAT shall place an explanation of the Network Icon and examples of the Network Icon in each issue of DOWNBEAT magazine, in a manner designed to encourage readers to access the Downbeat Website. A Network Icon shall be placed at such locations in the magazine as DOWNBEAT elects in its sole discretion, provided that at a minimum DOWNBEAT shall place a Network Icon at the end of the music review section of DOWNBEAT magazine.

              (c) JAMtv and DOWNBEAT shall cooperate in good faith to jointly develop promotions in the field, on the Downbeat Website, in DOWNBEAT magazine, and in other publications of DOWNBEAT, which are designed to increase the visibility, prominence, awareness and


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       popularity of the Downbeat Website so as to increase traffic and attract advertisers to the Downbeat Website.

              (d) JAMtv and DOWNBEAT shall cooperate and participate in the following types of marketing promotions and co-marketing opportunities: (i) online promotions; (ii) press releases and public announcements (subject to paragraph (g) of Section 11); and
       (iii) reasonable inclusion in the other party's booths, presentations, presences, and promotions at trade shows, conferences, conventions, in print and on radio and/or television, and in marketing materials and advertising campaigns.

              (e) The services provided by DOWNBEAT magazine staff in connection with the advertising and promotional services of DOWNBEAT described in the preceding paragraphs of this Section shall be without charge to JAMtv.

8. ADVERTISING, SPONSORSHIP AND MERCHANDISE REVENUE. In consideration for the DOWNBEAT Licenses and the obligations of DOWNBEAT under this Agreement, provided no Default by DOWNBEAT exists, JAMtv will pay to DOWNBEAT after deducting any Recoupable Amounts:

              (a) ADVERTISING AND SPONSORSHIP REVENUE. JAMtv shall pay DOWNBEAT a fee equal to fifty percent (50%) of the Net
       Revenues of JAMtv derived from advertisements and/or sponsorships obtained by, directed by, or otherwise placed on pages of the Downbeat Website.

              (b) MERCHANDISING REVENUE. JAMtv shall pay DOWNBEAT a fee equal to eighty (85%) of the Net Revenue of JAMtv derived from Downbeat merchandise sold on pages of the Downbeat Website.

              (c) PAYMENT SCHEDULE. Subject to subparagraph (d) below, the payments set forth in subparagraphs (a) and (b) above will be due and payable within thirty (30) days following the month in which Net Revenue giving rise to a payment hereunder was actually received by JAMtv.

              (d) RECOUPABLE AMOUNTS. During the first two years of the Term of this Agreement, JAMtv will offset its development and operating expenses relating to the Downbeat Website against monthly Net Revenues generated from the Downbeat Website at the rate of $10,000 per month in Year One of the Initial Term and $12,500 per month in Year Two of the Initial Term. From time to time, but not more frequently than once each calendar quarter, DOWNBEAT may request, and within 20 business days of such request JAMtv shall provide, a statement reasonably identifying its development and operating costs relating to the Downbeat Website for the fiscal period requested (which period shall not exceed a one year period). The parties acknowledge that the offsets contemplated by this Section are not intended to permit JAMtv to offset its general overhead and administrative costs against such Net Revenues. In addition, upon the written consent of DOWNBEAT, JAMtv shall be entitled to recoup and recover expenses that JAMtv may incur in securing the right to use the www.downbeat.com URL on behalf of DOWNBEAT against Net Revenues generated from advertising sold on the Downbeat Website; provided, that such recoupable expenses shall not exceed $5,000 without the specific consent of Downbeat.

              (e) AUDIT. Either party may have its auditors audit the other's books and records related to payments under this Agreement only with respect to the proceeding twelve (12) month period not more than twice in any twelve month period, during business hours and upon ten (10) business days written notice. Each party agrees to reimburse the other for the reasonable costs of the audit if the audit discloses an underpayment of ten percent (10%) or more.

       9. TAXES. Each party shall be responsible for any sales, use or other tax assessed in connection with the merchandise sold, services performed, licenses granted, or programming made available by such party hereunder.

       10. EXCLUSIVITY. JAMtv shall be the exclusive provider of Downbeat Content on the Interactive Network and DOWNBEAT shall not use and shall not license, grant any right to use, sublicense, or otherwise transfer any right, title or interest in or to the Downbeat Content to any other person or entity for use in connection with the Interactive Network or in the design, operation, distribution, display, transmission, marketing, advertising, or promotion of goods and services thereon. JAMtv shall be the exclusive merchandiser of Downbeat Merchandise on the Interactive Network. DOWNBEAT and JAMtv acknowledge that from time to time either or both parties may be requested by third parties to enter into certain promotion, marketing, licensing, and/or advertising opportunities, which would propose to use certain of the Downbeat Content on the Interactive Network or certain of the features or functionality of the Downbeat Website on the Interactive Network, and DOWNBEAT acknowledges that, in accordance with its exclusivity obligations under this Section above, DOWNBEAT is prohibited from entering into such third party opportunities without the written consent of JAMtv. During the term of this Agreement, JAMtv shall not provide website hosting services to any other off-line magazine publisher of jazz music editorial content without the prior consent of Downbeat. Downbeat hereby acknowledges and agrees that the foregoing shall not limit JAMtv's ability to present music content (other than Downbeat Content) relating to jazz music and musicians (e.g., music clips, reviews, videos) on the JAMtv Music Network in a manner substantially similar to how such content is currently presented or proposed to be presented on the JAMtv Music Network.

       11.    PROPRIETARY RIGHTS.

              (a) RIGHTS CLEARANCES. DOWNBEAT shall obtain the necessary rights clearances and shall be responsible for payment of any license fees or royalties for such rights clearances, including, without limitation, copyright or public performance (including digital performance) music license fees (through, for example, ASCAP, BMI, SESAC, or RIAA) or any union clearance fees for any merchandise or Downbeat Content made available by DOWNBEAT to JAMtv pursuant to this Agreement. JAMtv shall obtain the necessary rights clearances and shall be responsible for payment of any license fees or royalties for such rights clearances, including, without limitation, copyright or public performance (including digital performance) music license fees (through, for example, ASCAP, BMI, SESAC, or RIAA) for any content other than Downbeat Content to be used on the Downbeat Website.

              (b) JAMTV CONTENT. DOWNBEAT acknowledges that all right, title and interest in the JAMtv Content and other Proprietary Rights embodied therein are and shall remain in JAMtv and its licensors. DOWNBEAT shall not acquire any right, title, or interest in the Proprietary Rights created or developed by JAMtv (whether or not incorporating the Downbeat Content or Downbeat Trademarks) in connection with this Agreement, other than as expressly reserved herein. If any JAMtv Content or segment thereof is provided to DOWNBEAT on disc, tape or other tangible embodiment, such disc, tape or other tangible embodiment shall remain the property of JAMtv and shall be returned promptly upon JAMtv's request therefor. Except as expressly provided in this Agreement, DOWNBEAT is not authorized to, shall not, and shall not authorize any access, transmission, duplication, or any other use whatsoever of any JAMtv Content, any portion thereof, or any derivative work thereof or any other programs or broadcast material which may have been transmitted or distributed by JAMtv to DOWNBEAT, the Downbeat Website or otherwise. DOWNBEAT will not authorize, cause, permit, or enable any JAMtv Content or portion thereof to be recorded, stored, duplicated, rebroadcast, or otherwise transmitted or distributed or used for any purpose.

              (c) DOWNBEAT CONTENT. JAMtv acknowledges that all right, title and interest in the Downbeat Content and other Proprietary Rights embodied therein are and shall remain in DOWNBEAT and its licensors. JAMtv shall not acquire any right, title, or interest in the Proprietary Rights created or developed by DOWNBEAT (whether or not incorporating the JAMtv Content) in connection with this Agreement, other than as expressly granted herein. If any Downbeat Content or segment thereof is provided to JAMtv on disc, tape or other tangible embodiment, such disc, tape or other tangible embodiment shall remain the property of DOWNBEAT and shall be returned promptly upon termination of this Agreement, except as otherwise provided herein. JAMtv shall not challenge DOWNBEAT's right, title or interest in the Downbeat Content or otherwise interfere with DOWNBEAT's use thereof, except as such use may be inconsistent with any exclusive rights of JAMtv granted pursuant to this Agreement.

              (d) USER DATA. Each party shall be deemed a co-owner of any data collected from the Downbeat Website, including without limitation any information provided by or concerning users of the Downbeat Website. Neither party shall have the right to license, rent or lease such data to third parties without the consent of the other.

              (e) CONFIDENTIAL INFORMATION. Each party will, to the extent and in accordance with the policies used to protect its own information of similar importance, use its best efforts to refrain from and prevent the use, duplication, or disclosure of during or after the Term any Confidential Information of the other party, disclosed or obtained by such party while performing its obligations under this Agreement, except when such use or disclosure is for the limited purpose of performing obligations under this Agreement. Neither party will have an obligation of confidentiality with regard to any information insofar as the same
       (i) was known to such party prior to disclosure; (ii) is at the time of disclosure publicly available or becomes publicly available other than as a result of a breach of this Agreement; or
       (iii) is disclosed to such party by a third party not under a duty not to disclose such information. In addition, the confidentiality obligations set forth above will not apply to any Confidential Information which is disclosed pursuant to any law of the United States or any state thereof; the order of any court or governmental agency; or the rules and regulations of any governmental agency. Prior to any disclosure required by law or order of any court or government agency, the disclosing party will notify the other party of the required disclosure. If the required disclosure is to be made within ten (10) days after the disclosing party becoming aware or informed of the obligation to disclose, the disclosing party will notify the other party by the end of the next business day following the day the disclosing party became aware of its disclosure obligation. The parties agree that an impending or existing violation of any provision of this Section by one party would cause the other party irreparable injury for which it would have no adequate remedy at law, and agree that such other party will be entitled to obtain immediate injunctive relief prohibiting such violation, in addition to any other rights and remedies available to it. The nclusion of copyright notices on any software licensed hereunder does not constitute publication thereof.

              (f) DOWNBEAT TRADEMARKS. JAMtv acknowledges that the Downbeat Trademarks and all rights therein (with the exception of those rights expressly granted to JAMtv hereunder) and the goodwill pertaining thereto belong exclusively to DOWNBEAT. JAMtv's use of the Downbeat Trademarks shall inure to the benefit of DOWNBEAT for all purposes, including without limitation, any trademark registration. Without limiting the generality of the foregoing, JAMtv shall not challenge the validity of DOWNBEAT's ownership of any Downbeat Trademark or any registration or application for registration thereof or contest the fact that JAMtv's rights under this Agreement are those of a licensee.

              (g) PUBLICITY. This Agreement constitutes Confidential Information. Accordingly, each party shall submit to the other all advertising, written sales promotion, press releases, and other publicity matters relating to this Agreement in which the other party's name or trademark is mentioned or language from which the connection of said name or trademark may be inferred or implied, and neither party shall publish or use such advertising, sales promotion, press releases, or publicity matters without the prior written approval of the other party, which shall not be unreasonably withheld or delayed. However, either party may include the other party's name and a mutually agreed factual description of the work performed under this Agreement in employee communications, in internal business planning documents, in its reports to stockholders, and whenever required by reason of legal, accounting, or regulatory requirements (including SEC regulations, state blue sky laws, and the rules of public stock exchanges); provided that prior to such disclosure the party whose name is mentioned has not less than seven (7) days to review and comment on such disclosure.

       12.    REGISTRATION AND PROTECTION.

              (a) COPYRIGHT REGISTRATION. Except as otherwise expressly authorized by DOWNBEAT, all registrations and applications for registration of copyright in the Downbeat Content shall be in the name of DOWNBEAT. JAMtv, when requested by DOWNBEAT, shall assist and cooperate with DOWNBEAT in connection with any such filings at DOWNBEAT's expense.

              (b) ACTIONS AFFECTING VALIDITY. DOWNBEAT shall not take any action, not fail to take any action, and use its best efforts not to permit any action to be taken by others, which would in any respect affect the validity or enforcement of the DOWNBEAT Licenses or the rights in the Downbeat Content granted to JAMtv herein.

              (c) COPYRIGHT NOTICE. JAMtv shall (i) place notices of copyright in a manner consistent with DOWNBEAT's placement thereof on the Downbeat Content which is published by JAMtv, (ii) displaying on one or more screens of any web site operated by JAMtv a legend reasonably calculated to warn users that such web site contains proprietary material which may not be copied without permission, and (iii) display artist attribution or credits as reasonably requested by DOWNBEAT on the Downbeat Content which is published by JAMtv.

              (d) TRADEMARK REGISTRATION. DOWNBEAT shall be responsible for the prosecution and maintenance of trademark registrations of the Downbeat Trademarks. JAMtv shall cooperate with DOWNBEAT at DOWNBEAT's expense, and shall execute any documents required by DOWNBEAT and supply DOWNBEAT with a reasonable number of specimens to assist DOWNBEAT, in the registration, enforcement, or maintenance of any Downbeat Trademark or recording of JAMtv as a registered user or licensee. JAMtv agrees not to register, or attempt to register, any Downbeat Trademark or any confusingly similar mark in its own name or any other name, or to use any Downbeat Trademark or any confusingly similar mark in commerce other than as provided herein.

              (e) THIRD PARTY INFRINGEMENT. If either party discovers any infringement or misappropriation of (i) any of the Downbeat Trademarks in connection with the Downbeat Website or similar products or services, or (ii) any of the Downbeat Content, then the party with knowledge of such infringement or misappropriation shall promptly notify the other party thereof. DOWNBEAT shall take such actions which it determines are reasonably necessary or desirable in its sole discretion in connection with any infringement or misappropriation by a third party of any portion of the Downbeat Content or the Downbeat Trademarks. JAMtv shall not undertake any action in response to any infringement or misappropriation of the DOWNBEAT Content without the prior written consent of DOWNBEAT, which consent shall not be unreasonably withheld with respect to any infringement or misappropriation of the Downbeat Content or the Downbeat Trademarks in connection with the Interactive Network or similar products or services. DOWNBEAT shall promptly notify JAMtv whether DOWNBEAT wishes to prosecute or settle any action with respect thereto. JAMtv agrees to cooperate with and assist DOWNBEAT in taking whatever action (including consenting to being named as a party to any suit or other proceeding) which DOWNBEAT determines to be reasonably necessary to desirable. DOWNBEAT shall reimburse JAMtv for its reasonable out of pocket attorneys fees and other costs incurred in connection with investigating, prosecuting, or settling any such claim, suit, damage, or loss if such fees were incurred at the request of Downbeat.

              (f) THIRD PARTY CLAIMS. If any claim is asserted against either party hereto alleging that any of the Downbeat Content or Downbeat Trademarks infringes, misappropriates, or otherwise violates a third party's rights, then the party with knowledge of such claim shall promptly notify the other party. If such a claim is asserted against JAMtv, DOWNBEAT shall promptly notify JAMtv whether DOWNBEAT wishes to conduct a defense or settlement of any such claim on behalf of JAMtv. Should DOWNBEAT elect to conduct such a defense or settlement, DOWNBEAT shall be permitted to control fully the defense and any settlement of such claim. JAMtv shall afford DOWNBEAT every reasonable assistance in regard to DOWNBEAT's defense of any such claim and JAMtv may appear in any such action.

              (g) THIRD PARTY INFRINGEMENT OF JAMTV TRADEMARKS OR JAMTV CONTENT. If either party discovers any infringement or misappropriation of (i) any of the JAMtv Trademarks in connection with the Downbeat Website or similar products or services, or (ii) any of the JAMtv Content, then the party with knowledge of such infringement or misappropriation shall promptly notify the other party thereof. JAMtv shall take such actions which it determines are reasonably necessary or desirable in its sole discretion in connection with any infringement or misappropriation by a third party of any portion of the JAMtv Content or the JAMtv Trademarks. DOWNBEAT shall not undertake any action in response to any infringement or misappropriation of the JAMtv Content or the JAMtv Proprietary Rights without the prior written consent of JAMtv. JAMtv shall promptly notify DOWNBEAT whether JAMtv wishes to prosecute or settle any action with respect thereto. DOWNBEAT agrees to cooperate with and assist JAMtv in taking whatever action (including consenting to being named as a party to any suit or other proceeding) which JAMtv determines to be reasonably necessary or desirable.


              (h) THIRD PARTY CLAIMS WITH RESPECT TO JAMTV TRADEMARKS OR JAMTV CONTENT OR JAMTV USE OF PATENTS AND TECHNOLOGY. If any claim is asserted against either party hereto alleging that any of the JAMtv Content or JAMtv Trademarks or JAMtv's use of any technology or patents infringes, misappropriates, or otherwise violates a third party's rights, then the party with knowledge of such claim shall promptly notify the other party. If such a claim is asserted against DOWNBEAT, JAMtv shall promptly notify DOWNBEAT whether JAMtv wishes to conduct a defense or settlement of any such claim on behalf of DOWNBEAT. Should JAMtv elect to conduct such a defense or settlement, JAMtv shall be permitted to control fully the defense and any settlement of such claim. DOWNBEAT shall afford JAMtv every reasonable assistance in regard to

       JAMtv's defense of any such claim and DOWNBEAT may appear in any such action.

       13.    REPRESENTATIONS AND WARRANTIES OF DOWNBEAT.

              (a) CORPORATE EXISTENCE AND STANDING. DOWNBEAT is duly organized and existing in good standing under the laws of the state of Illinois and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its property and to execute, deliver and perform all of its obligations under this Agreement.

              (b) AUTHORIZATION AND VALIDITY. The execution and delivery of this Agreement by DOWNBEAT have been duly authorized by proper corporate proceedings, and this Agreement, upon their execution and delivery, will constitute legal, valid and binding obligations of DOWNBEAT, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the validity or enforcement of creditors' rights generally.

              (c) NO CONFLICT; APPROVALS. The execution, delivery and performance of this Agreement by DOWNBEAT, the consummation by DOWNBEAT of the transactions contemplated therein, and compliance by DOWNBEAT with the provisions thereof (including, without limitation, its exclusivity obligations hereunder), will not violate any existing law, rule, regulation, order, writ, judgment, injunction, decree or award binding on DOWNBEAT or its articles of incorporation or its bylaws or the provisions of any instrument or agreement to which DOWNBEAT is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder; and the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated therein, and compliance with the provisions thereof, in each case by DOWNBEAT, will not require the consent of any party or the giving of notice to, the exemption by, any registration, or filing with any governmental authority, to the extent not previously obtained or made.

              (d) INTELLECTUAL PROPERTY. DOWNBEAT represents and warrants that (i) it has the full power and authority to grant the DOWNBEAT Licenses (as limited by the Third Party Restrictions) and the other rights granted hereunder, (ii) it is not aware of and has not received any oral or written notice of any claims adverse to DOWNBEAT's rights in the Downbeat Content or Downbeat
       Trademarks, or that the Downbeat Content or Downbeat Trademarks infringe upon the proprietary rights of any third party, (iii) it has not granted to any other party any rights to use the Downbeat Content or Downbeat Trademarks in connection with the Interactive Network, (iv) subject to the Third Party Restrictions, the exercise of the rights granted JAMtv hereunder will not now or hereafter in any manner constitute an infringement or other violation of any trademark, trade name, service mark, copyright, trade secret, patent, or other intellectual property or proprietary rights of any person, or the publicity, publication, display, attribution, integrity, approval, performance, moral, or privacy rights of any person or entity and (v) the Downbeat Content is not obscene.

       14.    REPRESENTATIONS AND WARRANTIES OF JAMTV.

              (a) CORPORATE EXISTENCE AND STANDING. JAMtv is duly organized and existing in good standing under the laws of the state of Delaware and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its property and to execute, deliver and perform all of its obligations under this Agreement.

              (b) AUTHORIZATION AND VALIDITY. The execution and delivery of this Agreement by JAMtv have been duly authorized by proper corporate proceedings, and this Agreement, upon their execution and delivery, will constitute legal, valid and binding obligations of JAMtv, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the validity or enforcement of creditors' rights generally.

              (c) NO CONFLICT; APPROVALS. The execution, delivery and performance of this Agreement by JAMtv, the consummation by JAMtv of the transactions contemplated therein, and compliance by JAMtv with the provisions thereof, will not violate any existing law, rule, regulation, order, writ, judgment, injunction, decree or award binding on JAMtv or its articles of incorporation or its by-laws or the provisions of any instrument or agreement to which JAMtv is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder; and the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated therein, and compliance with the provisions thereof, in each case by JAMtv, will not require the consent of any party or the giving of notice to, the exemption by, any registration, or filing with any governmental authority, to the extent not previously obtained or made.

              (d) INTELLECTUAL PROPERTY. JAMtv represents and warrants that (i) it has the full power and authority to provide the JAMtv Content to the Downbeat Website, (ii) it is not aware of and has not received any oral or written notice of any claims adverse to JAMtv's rights in the JAMtv

       Content, or that the JAMtv Content infringes upon the proprietary rights of any third party, (iii) the use of the JAMtv Content on the Downbeat Website as contemplated hereunder will not now or hereafter in any manner constitute an infringement or other violation of any trademark, trade name, service mark, copyright, trade secret, patent, or other intellectual property or proprietary rights of any person, or the publicity, publication, display, attribution, integrity, approval, performance, moral, or privacy rights of any person or entity and (v) the JAMtv Content is not obscene.

       15. CONDITIONS PRECEDENT. The obligations of JAMtv and DOWNBEAT hereunder shall be subject to the satisfaction of the following conditions precedent.

              (a) JAMTV. JAMtv shall have executed and delivered this Agreement to DOWNBEAT; and

              (b) DOWNBEAT. DOWNBEAT shall have executed and delivered this Agreement to JAMtv.

       16.    TERM.

              (a) INITIAL TERM. The Initial Term of this Agreement shall be two (2) years which shall commence on the date hereof and continue until the second anniversary date hereof, unless earlier terminated as provided in Section 18.

              (b) OPTIONAL RENEWAL TERM(S) This Agreement may continue after the Initial Term for Optional Renewal Term(s) upon the mutual agreement of the parties hereto. Six months prior to the expiration of the Initial Term, JAMtv and DOWNBEAT shall begin to negotiate in good faith in order to determine whether to enter into an Optional Renewal Term of two (2) years.

       17. DEFAULT. As used in this Agreement, "Default" means the occurrence of any of the following:

              (a)    JAMTV.  JAMtv fails to pay any amounts due under
       Section 8 required to be paid to DOWNBEAT hereunder within 30 days after the date such fee or payment became due hereunder. JAMtv breaches any of its representations, warranties, covenants or its other obligations set forth herein and shall not have remedied, corrected, and/or materially improved its performance or cured such breach within 30 days after receiving written notice thereof from DOWNBEAT.

                     (b) DOWNBEAT. Subject to DOWNBEAT's exercise of its editorial control as set forth in Section 6 of this Agreement, DOWNBEAT fails to provide any or all of the Downbeat Content in a timely fashion and in the form and manner specified herein or breaches any of its representations, warranties, covenants or its other obligations set forth herein and shall not have remedied, corrected, and/or materially improved its performance or cured such breach within 30 days after receiving written notice thereof from JAMtv.

       18.    EFFECT OF DEFAULT.

              (a) TERMINATION BY JAMTV. JAMtv may terminate this Agreement if a Default by DOWNBEAT occurs and is continuing, which termination shall be effective immediately upon written notice to DOWNBEAT from JAMtv.

              (b) TERMINATION BY DOWNBEAT. DOWNBEAT may terminate this Agreement if a Default by JAMtv occurs and is continuing, which termination shall be effective immediately upon written notice to JAMtv from DOWNBEAT.

              (c) EFFECT OF TERMINATION. Upon termination of this Agreement, (i) the DOWNBEAT Licenses shall terminate and JAMtv shall no longer be entitled to receive from DOWNBEAT any additional Downbeat Content and shall no longer use any Downbeat Trademarks and (ii) subject to JAMtv's right to recoupment, JAMtv shall pay any amounts due and owing to DOWNBEAT pursuant to
       Section 8 of this Agreement. In the event that the license is not renewed, so long as JAMtv has been paid all sums due and owing to (and/or recoupable by) it from Downbeat, JAMtv shall cooperate with Downbeat and shall promptly transfer a complete copy of all of the pages of Downbeat Content from the Downbeat Website and of all the underlying information to an ISP or other provider designated by DOWNBEAT within a reasonable time after the expiration of the license. Nothing in the foregoing shall be deemed in any way a limitation on JAMtv's right to use of JAMtv Content, regardless of whether such content was developed primarily or exclusively for inclusion on the Downbeat Website, provided that JAMtv does so without referencing DOWNBEAT or using any of the Downbeat Trademarks.

              (d) TERMINATION NOT EXCLUSIVE REMEDY. Termination of this Agreement by either party hereunder shall not preclude any other rights or remedies to which such party may be entitled.

       19. FORCE MAJEURE. Neither party will have any liability hereunder if performance by such party shall be prevented, interfered with or omitted because of labor dispute, failure of facilities, act of God, natural disaster, laws, government or court action, or any other cause beyond the control of the party so failing to perform hereunder.

       20.    LIMITATION OF LIABILITY; INDEMNIFICATION.

       (a) LIMITATION OF LIABILITY. Neither JAMtv nor DOWNBEAT will be liable to the other or any third party, under any legal or equitable theory, for any consequential, incidental, special or indirect damages of any kind, suffered by or otherwise compensable to the other, arising out of, under or relating to this Agreement, whether or not advised of the possibility of such damages. In no event will either party have any liability of any nature or amount whatsoever to the other or any third party arising out of, under or relating to any failure of the distribution of the DOWNBEAT Content or any part thereof or any software program, software or web site link or link mechanism, or other material or items through the JAMtv Music Network or otherwise. Neither party shall be liable to the other party or any other person or entity for direct damages in excess of the aggregate fees paid or due and owing by the parties under this Agreement. The limitations in this
       Section 20(a) shall not apply to a party's obligation to indemnify the other for claims of infringement as provided in Section 20(c)(i)(A) below in the case of JAMtv and in Section 20(c)(ii)(A) below in the case of Downbeat.

              (b) LIMITATION OF WARRANTIES. JAMTV WILL MAKE THE JAMTV CONTENT, THE JAMTV HOSTING SERVICES, AND OTHER SERVICES AVAILABLE IN ACCORDANCE WITH THE TERMS HEREOF ON A COMMERCIALLY REASONABLE BASIS, AND DOES NOT WARRANT OR GUARANTY THAT THE AVAILABILITY THEREOF WILL BE FREE FROM ERRORS IN COMMUNICATIONS OR TRANSMISSION. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, JAMTV EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A SPECIFIC PURPOSE. JAMTV DOES NOT ENDORSE, WARRANT, OR GUARANTEE ANY PRODUCT OR SERVICE OF ANY THIRD PARTY OFFERED THROUGH JAMTV AND WILL NOT BE A PARTY TO OR IN ANY WAY MONITOR ANY TRANSACTION BETWEEN ANY PERSON AND ANY THIRD PARTY PROVIDERS OF PRODUCTS OR SERVICES.

              (c)    INDEMNIFICATION.

                     (i)    INDEMNIFICATION BY JAMTV. JAMtv will
       indemnify, defend and hold harmless DOWNBEAT and its officers, directors, employees, agents, successors and assignees, in accordance with the procedures set forth in subparagraph (iii) below, from any and all losses, liabilities, damages and claims, and all related costs and expenses (including reasonable attorneys' fees and costs) ("LOSSES"), arising from or in connection with (A) any claims of infringement made against DOWNBEAT of any United States patent, or a trade secret, or any copyright, trademark, service mark, trade name or similar proprietary rights conferred by contract or by common law or by any law of the United States or of any state, alleged to have occurred because of the use of JAMtv Content on the DOWNBEAT Website hereunder, (B) any claims made against DOWNBEAT arising out of JAMtv's breach of any law, regulation, or contract, or
       (C) any claims made against DOWNBEAT arising out of the breach of any representation, warranty or covenant of JAMtv under this Agreement.

                     (ii) INDEMNIFICATION BY DOWNBEAT. DOWNBEAT will indemnify, defend and hold harmless JAMtv and its officers, directors, employees, agents, successors and assignees, in accordance with the procedures set forth in subparagraph (iii) below, from any and all Losses arising from or in connection with
       (A) any claims of infringement made against JAMtv of any United States patent, or a trade secret, or any copyright, trademark, service mark, trade name or similar proprietary rights conferred by contract or by common law or by any law of the United States or of any state, alleged to have occurred because of any rights or resources or items, including without limitation, DOWNBEAT Content and the Downbeat Trademarks, provided to and the license rights granted to JAMtv by DOWNBEAT hereunder, (B) any claims made against JAMtv arising out of DOWNBEAT's breach of any law, regulation, or contract; (C) any claims made against JAMtv arising out of the breach of any representation, warranty or covenant of DOWNBEAT under this Agreement, or (D) any product liability claims made by any party with respect to the Downbeat Merchandise.


                     (iii) MATTERS INVOLVING THIRD PARTIES. If any third party notifies a party hereto (the "INDEMNIFIED PARTY") with respect to any matter which may give rise to a claim for indemnification against any other party (the "INDEMNIFYING PARTY") under this Section, then the Indemnified Party will notify each Indemnifying Party thereof promptly; PROVIDED, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party will relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged. If any Indemnifying Party notifies the Indemnified Party is assuming the defense thereof,
       (1) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (2) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the

       Indemnified Party concludes reasonably that the counsel the Indemnifying Party has selected has a conflict of interest),
       (3) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party which consent will not be withheld or delayed unreasonably, and (4) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party, which consent will not be withheld or delayed unreasonably.

       21.    MISCELLANEOUS.

              (a) GOVERNING LAW. Any question as to the validity, construction or performance of this Agreement shall be construed in accordance with and subject to the substantive laws (as opposed to the conflicts of laws provisions) of the State of Illinois and, where applicable, the laws of the United States.

              (b) JURISDICTION. JAMtv and DOWNBEAT agree that all claims, disputes, or controversies between them arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Agreement, whether arising at law or equity in contract, tort, equity, or otherwise, if pursued in court shall be resolved only by state or federal courts located in Cook County, Illinois, but each party hereto acknowledges that any appeals from those courts may have to be heard by a court located outside of Cook County, Illinois.
       Each party hereto waives in all disputes any objection that it may have to the location of the court considering the dispute.

              (c) UNFORESEEN CIRCUMSTANCES. Due to the rate of change in Internet businesses and the high degree of uncertainty as to the competitive environment, the parties agree to use their reasonable good faith efforts in the event of unforeseen circumstances or other material external changes which may require further discussions and negotiations leading to amendments to this Agreement, if any, to be mutually agreed upon between the parties.

              (d) DISPUTE RESOLUTION. All claims, dispute and controversies of every kind and nature arising out of or in connection with this Agreement shall be resolved by arbitration in Chicago, Illinois, in accordance with the rules of the American Arbitration Association; provided, however, that in any arbitration, discovery will be allowed as provided by the Federal Rules of Civil Procedure. The determination of the arbitrator(s) shall be accompanied by a written opinion and shall be final, binding and conclusive on the parties, and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, if interim judicial relief is necessary prior to rendition of any arbitral award in order to avoid irreparable injury to either party, then such party may seek interim measures of protection, including without limitation orders of injunction, specific performance or other equitable relief, from any court of competent jurisdiction, provided that the foregoing shall not be deemed to preclude the arbitrators from awarding similar or other interim relief or entering interim arbitration awards. Each party shall bear its own arbitration costs and expenses, unless the arbitrators, in consideration of fairness to the parties, determine otherwise.

              (e) ENTIRE AGREEMENT. This Agreement contains the entire understanding between JAMtv and DOWNBEAT with respect to its subject matter, supersedes all previous oral or written agreements or understandings between them with respect thereto, and shall not be modified except by a writing signed by all parties hereto.

              (f) NO WAIVER. No waiver by either party or any breach of this Agreement by the other shall be deemed to be a waiver of any preceding, or subsequent breach thereof. Any waiver must be in writing executed by the waiving party.

              (g) PARTIAL INVALIDITY. If any portion of the Agreement shall be held to be illegal, invalid or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be constructed as if such invalid, illegal or unenforceable provision had never been contained herein. Additionally, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar to such former provision as shall be legal, valid and enforceable.

              (h) NOTICES. Except as otherwise expressly provided herein, all notices and other communications required or desired to be served, given, or delivered hereunder shall be made in writing or by a telecommunications device capable of creating a written record and shall be addressed to the party to be notified at the respective addresses set forth on the signature page hereto or, as to each party, at such other address as designated by such party in a written notice to the other party. Notices shall be deemed to have been duly given (i) if delivered personally or otherwise actually received, (ii) if sent by overnight delivery service, (iii) if mailed by first class United States mail, postage prepaid, registered or certified, with return receipt requested, or
       (iv) if sent by telecopy.  Notice mailed as provided in clause
       (iii) above shall be effective upon the expiration of seven
       (7) days after its deposit in the United States mail and notice sent as provided in clause (iv) above shall be effective upon transmission. Notice given in any other manner described in this paragraph shall be effective upon receipt by the addressee thereof; PROVIDED, HOWEVER, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender.

              (i) SECTION HEADINGS. Section and Paragraph headings used herein are for informational purposes only and shall not define nor limit the provisions of this Agreement. Each use herein of "including" shall mean a reference to "including, without limitation," and shall not be exclusive.

              (j) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of JAMtv and its successors and assignees and DOWNBEAT and its successors and assignees permitted hereunder; provided, however, that neither party hereto shall assign, subcontract or otherwise delegate its obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

              (k) INDEPENDENT CONTRACTORS. Each party agrees it is and will be an independent contractor as to the other party and not an agent, employee, partner or joint venturer of or with the other party. Without limiting the foregoing, neither party nor any officer or employee of such will have any right to bind the other party, to make any representations or warranties on behalf of the other, to accept service of process, to receive notice, or to perform any act or thing on behalf of the other party other than as expressly authorized by such other party in its sole discretion. JAMtv shall not be obligated to pay any fees or other compensation to DOWNBEAT in connection with the transactions contemplated by this Agreement other than as expressly contemplated by Section 8 of this Agreement.


                        [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

    [SIGNATURE PAGE TO AFFILIATION AGREEMENT BETWEEN JAMTV CORPORATION AND MAHER
                                PUBLICATIONS, INC.]

       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Affiliation Agreement as of the day and year first above written.

                                          MAHER  PUBLICATIONS, INC.


                                          By: /s/ Kevin Maher
                                              -----------------------------
                                          Name: Kevin Maher
                                          Title:   Publisher

                                          102 North Haven Road
                                          Elmhurst, Illinois 60126

                                          Attn.:  Kevin Maher
                                          Facsimile: (630) 941-3210

                                          JAMTV CORPORATION


                                          By: /s/ Howard A. Tullman
                                              -----------------------------
                                                 Howard A. Tullman,
                                                 Chief Executive Officer

                                          640 N. LaSalle Street
                                          Suite 560
                                          Chicago, IL  60610
                                          Attn.: Howard A. Tullman
                                          Facsimile:  (312) 642-0616

                                  SCHEDULE 1
                               LAUNCH SCHEDULE
                        -------------------------------


       The proposed initial Launch Schedule for the Downbeat Website shall be as follows:

       All of the Launch Schedule Requirements have been met and satisfied as of the date of execution of this Agreement.

                                 SCHEDULE 2
                              DOWNBEAT CONTENT
                        -------------------------------

       Feature articles, graphics and other content from various sections of Downbeat magazine;

       Reviews, columns, cover art, logos, artwork, illustrations, photos, print and audio interviews, excerpts, charts, etc. from Downbeat magazine and archives;

       Other select archival material, compilations, special inserts, sections, etc.;

       All material prepared specifically for electronic distribution on the Downbeat Website;

       Access to all DVDs, CDs, videos, tapes, cassettes, etc. supplied to Downbeat by any artists, labels, promotions, etc. for the purpose of Website/Internet promotion, advertising, etc, which subject to consents of holders of intellectual property rights may be used by JAMTV to create clips and other multimedia assets for digital inclusion in the Downbeat Website; and

       Such other selected music-related material of whatever nature which The Downbeat obtains, creates, licenses, or otherwise has the right to use, publish and distribute on the Internet and through its Website.

       Exclusive feature stories prepared on a regular basis solely for the Downbeat Website by the DOWNBEAT magazine staff, with substantial multimedia components.

       The contents of and information contained in concert reviews, record reviews, artists' questions and answers, artists' picks, college reports, and any charts, polls (such as readers' and critics' polls) or compilations contained in DOWNBEAT magazine along with exclusive record reviews and charts prepared and developed by the DOWNBEAT magazine staff for the Downbeat Website;

       All available photography, audio assets, video assets, art, interviews, transcripts, digital material, images, illustrations, animations, books, etc. in the possession and control of DOWNBEAT which may be used to create new and/or supplementary or repurposed audio/visual and multimedia material for the Downbeat Website;

       All available illustrations, photographs, and artwork contained in DOWNBEAT magazine, which is in the possession and control of DOWNBEAT and which may be used to create new and/or supplementary multimedia material for the Downbeat Website.

                                     SCHEDULE 3
                                DOWNBEAT TRADEMARKS
                        -------------------------------

DOWNBEAT TRADEMARKS

THE FOLLOWING TRADEMARKS AND SERVICE MARKS AND ALL TRADEMARKS AND SERVICE MARKS CONTAINING OR DERIVED FROM THE FOLLOWING MARKS:


DOWNBEAT.COM

ALL REGISTRATIONS AND APPLICATIONS FOR REGISTRATION OF THE FOREGOING TRADEMARKS AND SERVICE MARKS, INCLUDING, WITHOUT LIMITATION, THE FOLLOWING:

APPLICATIONS WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE:


REGISTRATIONS WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE:

                                     SCHEDULE 4
                 PROMOTION AND ADVERTISING AND OTHER OPPORTUNITIES

                     -----------------------------------------

One or more full page ads for the Downbeat Website in each issue of Downbeat Magazine.

A regular column or article in each issue of Downbeat Magazine which describes the contents of and new features and/or additions to the Downbeat Website.

Encode and distribute on a regular basis music programming to be made available through the Downbeat website (and through our various affiliate networks) consisting of live streaming audio and video webcasts (and archived performances) from leading Jazz artists as well as interviews, chat sessions, special event coverage, etc. on a national and, ultimately, world wide basis.

Use commercially reasonable efforts to promote and drive traffic to the Downbeat website in and through all media channels, including the Jazz club at Universal Citywalk in Orlando, so as to increase the advertising and other revenue opportunities of the website.

To promote the website in connection with the opening of the Downbeat Hall of Fame in Orlando, Florida. At launch we would like to have artist pages for all 90 members of the Hall of Fame as well as some pages dedicated to the Hall of Fame itself. Most of the "archived" content for the site at this time will be pulled from the already digitized version of the Downbeat 60th Anniversary Book. At launch there will also be a mechanism in place whereby people may order subscriptions to Downbeat magazine as well as a number of Downbeat branded merchandise items. Also cooperate with JAMTV to try to schedule one or more webcasts in connection with the opening of the Hall of Fame.

Develop and distribute supplemental print media in support of the Downbeat website and the live internet webcast performances to be delivered to users--along with JAMTV Connected CDs in various concert venues throughout the year, etc.--both on behalf of specific advertisers and as an advertiser-supported premium give-away and also deliver Connected CDs through Downbeat magazine.

To develop data and profiling information on all site visitors with associated databases to permit the development and use of integrated marketing programs targeted to specific virtual music communities and sectors of the online population.